CONSENT OF KPMG LLP


                                                             Exhibit 23.1

                              ACCOUNTANTS' CONSENT

The Board of Directors
Aether Systems, Inc.

The audits referred to in our report dated February 9, 2000, included the related financial statement schedule for each of the years in the three-year period ended December 31, 1999, incorporated by reference in this registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports incorporated by reference herein and to the reference to our Firm under the heading Experts" in the prospectus.

                                        /s/ KPMG LLP



McLean, Virginia
October 27, 2000